Exhibit 23.1 Independent Registered Public Accounting Firm’s Consent

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-186893, 333-152210, 333-122911, 333-48556, and 333-18161 on Form S-8 and Registration Statement Nos. 333-202487 and 333-138619 on Form S-3, of our report dated June 3, 2015, relating to the consolidated financial statements and internal control over financial reporting of Mesa Laboratories, Inc., included in the Annual Report on Form 10-K for the year ended March 31, 2015.

/s/ EKS&H LLLP
EKS&H LLLP

June 3, 2015

Denver, Colorado